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                            THREE-FIVE SYSTEMS, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   EXHIBIT 11
                                  (UNAUDITED)

                                            THREE MONTHS ENDED            SIX MONTHS ENDED
                                                JUNE 30,                      JUNE 30,
                                          ---------------------        ---------------------
                                             1995         1994          1995        1994
                                             ----         ----          ----        ----
  Common shares outstanding beginning
  of period                              7,703,024     7,649,244     7,691,524     6,641,944

Effect of Weighting Shares:
  Employee stock options exercised           3,846         3,843        11,989         8,064
  Employee stock options outstanding       387,337       441,913       385,191       445,388
  Issuance of common stock                    --            --            --         591,160
                                         ---------     ---------     ---------     ---------
Primary                                  8,094,207     8,095,000     8,088,704     7,686,556
                                         =========     =========     =========     =========


Common shares outstanding beginning
  of period                              7,703,024     7,649,244     7,691,524     6,641,944

Effect of Weighting Shares:
  Employee stock options exercised           3,846         3,843        11,989         8,064
  Employee stock options outstanding       400,851       445,678       397,837       448,209
  Issuance of common stock                    --            --            --         591,160
                                         ---------     ---------     ---------     ---------

Fully diluted                            8,107,721     8,098,765     8,101,350     7,689,377
                                         =========     =========     =========     =========


Net income                              $2,819,000    $3,485,000    $6,133,000    $5,461,000
                                         =========     =========     =========     =========



NET INCOME PER COMMON AND
  COMMON EQUIVALENT SHARES:

Net income per share

  Primary                               $     0.35    $     0.43    $     0.76    $     0.71
                                         =========     =========     =========     =========
  Fully diluted                         $     0.35    $     0.43    $     0.76    $     0.71
                                         =========     =========     =========     =========

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